Exhibit (h)(3)(i)

September 1, 2001

CDC Nvest Funds Trust I
CDC Nvest Funds Trust II
CDC Nvest Funds Trust III
CDC Nvest Companies Trust I

Boston, MA  02116

Re: Fee Waiver/Expense Reimbursement

Ladies and Gentlemen:

     CDC IXIS Asset Management Advisers, L.P. notifies you that it will waive its management fee (and, to the extent necessary, bear other expenses of the Funds listed below) through the relevant dates listed below to the extent that expenses of each class of a Fund, exclusive of brokerage, interest, taxes and deferred organizational and extraordinary expenses, would excess the following annual rates:

           Name of Fund                             Expense Cap
           ------------                             -----------

December 29, 2000 through May 31, 2002:
     CDC Nvest AEW Real Estate Fund           1.50% for Class A shares
                                              2.25% for Class B shares
                                              2.25% for Class C shares
                                              1.25% for Class Y shares

March 15, 2001 through April 30, 2002:
     CDC Nvest Mid Cap Growth Fund            1.70% for Class A shares
                                              2.45% for Class B shares
                                              2.45% for Class C shares

     CDC Nvest Select Fund                    1.70% for Class A shares
                                              2.45% for Class B shares
                                              2.45% for Class C shares

     CDC Nvest Equity Research Fund           1.50% for Class A shares
                                              2.25% for Class B shares
                                              2.25% for Class C shares

May 1, 2001 through April 30, 2002:
     CDC Nvest Large Cap Value Fund           1.50% for Class A shares
                                              2.25% for Class B shares
                                              2.25% for Class C shares

Name of Fund                                  Expense Cap
------------                                  -----------

May 1, 2001 through April 30, 2002:
     CDC Nvest Massachusetts Tax Free         1.40% for Class A shares
     Income Fund                              2.05% for Class B shares

     CDC Nvest Short Term Corporate           0.90% for Class A shares
     Income Fund                              1.65% for Class B shares
                                              1.65% for Class C shares
                                              0.60% for Class Y shares

November 19, 2001 through April 30, 2003:
     CDC Nvest Large Cap Growth Fund          1.40% for Class A shares
                                              2.15% for Class B shares
                                              2.15% for Class C shares
                                              1.15% for Class Y shares

     CDC Nvest Star Growth Fund               1.50% for Class A shares
                                              2.25% for Class B shares
                                              2.25% for Class C shares
                                              1.25% for Class Y shares

December 3, 2001 through December 31, 2003:
     CDC Nvest Balanced Fund                  0.95% for Class Y shares

December 3, 2001 through December 31, 2004:
     CDC Nvest Jurika & Voyles
     Relative Value Fund                      1.50% for Class A shares
                                              2.25% for Class B shares
                                              2.25% for Class C shares
                                              1.25% for Class Y shares

     CDC Nvest Jurika & Voyles Small Cap      1.75% for Class A shares
     Growth Fund*                             2.50% for Class B shares
                                              2.50% for Class C shares
                                              1.50% for Class Y shares

* expiration date for Class A, B and C shares expense cap extended to December 31, 2004 in connection with merger.

     With respect to each Fund, CDC IXIS Asset Management Advisers, L.P. shall be permitted to recover expenses it has borne subsequent to the effective date of this agreement (whether through reduction of its management fee or otherwise) in later periods to the extent that a Fund's expenses fall below the annual rates set forth above. Provided, however, that a Fund is not obligated to pay any such deferred fees more than one year after the end of the fiscal year in which the fee was deferred.

     During the periods covered by this letter agreement, the expense cap arrangement set forth above for each of the Funds may only be modified by a majority vote of the "non-interested" Trustees of the Trusts affected.

     For purposes of determining any such waiver or expense reimbursement, expenses of the class of the Funds shall not reflect the application of balance credits made available by the Funds' custodian or arrangements under which broker-dealers that execute portfolio transactions for the Funds' agree to bear some portion of Fund expenses.

     We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

                                        CDC IXIS Asset Management Advisers, L.P.


                                           By: /s/ John E. Pelletier
                                               John E. Pelletier

                                           Title: Senior Vice President, General
                                                  Counsel, Secretary & Clerk